Exhibit 8.2

Significant Subsidiaries of Empresa Brasileira de Telecomunicações S.A.—  Embratel

(as defined in Rule 1-02(w) of Regulation S-X)

Name of Company	Jurisdiction of Incorporation
Star One S.A.	Brazil